Exhibit 10.31
FOURTH AMENDMENT TO LEASE
THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is entered into effective as of the 1st day of April, 2012 (“Amendment Date”), by and between NEA GALTIER, LLC, a Delaware limited liability company (“Landlord”), and CRAY INC., a Washington corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to that certain Office Lease Agreement dated July 2, 2009, and amended the Lease via three previous lease Amendments dated October, 2009, April 21, 2011 and August 31, 2011 (collectively, the “Lease”) concerning the leasing of premises in the property commonly known as Galtier Plaza located in the City of St. Paul, County of Ramsey, State of Minnesota, as more fully described in the Lease; and
B.    The parties wish to amend the Lease as set forth in this Fourth Amendment.
AGREEMENT
In consideration of the covenants of the parties’ contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

2.Partial Surrender of Current Premises. The Current Premises currently consists of 62,219 rentable square feet. Landlord and Tenant agree that, effective on April 1, 2012 (the “Partial Surrender Date”), a portion of the Current Premises (Suite B-2A), approximately 320 rentable square feet (the “Relinquished Space”) shall be released from the Current Premises and surrendered by Tenant to Landlord. From and after the Partial Surrender Date, (a) the term “Premises” as used in the Lease (as amended hereby) shall mean and refer to the Premises containing a total of 61,899 rentable square feet as follows:

First Floor    Suite B-1:    4,840 Rentable Square Feet
Second Floor    Suite Al:    13,993 Rentable Square Feet
Second Floor    Suite A2:    8,463 Rentable Square Feet
Second Floor    Suite A3:    5,714 Rentable Square Feet
Second Floor    Suite A4:    13,575 Rentable Square Feet
Third Floor    Suite 310:    4,996 Rentable Square Feet
Fifth Floor    Suite 550:    5,787 Rentable Square Feet
Fifth Floor    Suite 560:    4,531 Rentable Square Feet

3.Base Rent. The current Gross Full Service Rent schedule is hereby deleted in its entirety and replaced instead with the following:
Gross Full Service Rent for the Premises shall be the amounts set forth on the rent chart set forth on attached and incorporated Schedule 1 (for the time periods reflected therein) (the “Rent Chart”).
4.Surrender of Relinquished Space. Tenant hereby gives, grants and surrenders unto Landlord, and Landlord hereby accepts such grant and surrender of, all of Tenant’s right, title, property, claim, term of years and interest in the Relinquished Space with the same force and effect as if such date were the date initially set forth in the Lease as the expiration date, time being of the essence as to Tenant’s obligation so to do. Tenant shall surrender and deliver vacant possession of the Relinquished Space free and clear of all tenants, subtenants, other occupants, leases, subleases and rights of possession no later than March 31, 2012. Upon delivery to Landlord of the Relinquished Space, Tenant shall be relieved of all liabilities and obligations under the Lease with respect to the Relinquished Space. Tenant hereby covenants that nothing has been or will be done or suffered whereby the leasehold estate granted in the Relinquished Space or any part thereof, including the alterations, decorations, installations, additional and improvements have been or will be assigned, encumbered or subleased in any way whatsoever; and that Tenant has and will have good and unencumbered right to surrender the same. Landlord hereby accepts such surrender of the Relinquished Space, and except for any further damage resulting from Tenant’s vacating the Relinquished Premises or Building and removing its personal property therefrom, accepts the Relinquished Space in its “as-is” with all faults condition on the Amendment Date. Landlord hereby waives any rights it may have under the Lease to: (i) require Tenant to remove Tenant’s Alterations (Sec. 8(a)), if any, located within the Relinquished Space; and (ii) claim that Tenant may have failed to maintain or repair the Relinquished Space (Secs. 8(b) and 15).

5.Floor Plan. Exhibit A to the Lease is deleted in its entirety and replaced instead with the attached and incorporated Exhibit A.

6.Landlord is duly authorized to do so by all necessary action, and this Fourth Amendment is enforceable against Landlord in accordance with its terms.

7.Conflict of Terms. In the event of a conflict between the terms of this Fourth Amendment and the terms of the Lease, the terms of this Fourth Amendment shall govern.

8.No Further Modification of Lease. Except to the extent modified herein, all other terms and provisions of the Lease shall remain in full force and effect.

9.Entire Agreement. This Fourth Amendment supersedes all prior negotiations, representations, understandings and agreements of, by or between Landlord and Tenant with respect to the subject matter hereof, all of which shall be deemed fully merged herein.

10.Invalidity. If any provision of this Fourth Amendment shall be invalid or unenforceable, the remainder of this Fourth Amendment or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Fourth Amendment shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Third Amendment.

11.Counterparts; Facsimile/Electronic Mail. This Fourth Amendment may be signed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. A facsimile or electronic copy of this Fourth Amendment and any signatures thereon will be considered for all purposes as originals.

IN WITNESS WHEREOF, this Fourth Amendment to Lease has been executed as of the Amendment Date.

LANDLORD:
NEA GALTIER, LLC,
a Delaware limited liability company
By: National Exchange Advisors Galtier, LLC,
a Delaware limited liability company,
its sole member
By: National Exchange Advisors, LLC,
a California limited liability company,
its manager
By:/s/ Steven M. Resnick
Steven M. Resnick, Managing Member
TENANT: CRAY INC. By: /s/ Michael C. Piraino Name: Michael C. Piraino Title: VP Administration & General Counsel

SCHEDULE 1
Rent Chart

		First Floor		Second Floor				Third Floor	Fifth Floor				Total Monthly
Lease Term		B1	B2-A	A-1	A-2	A-3	A-4	Suite 310	Suite 550	Suite 560	560 Expansion	Less: Lab
			4,467
Start Date	End Date	4,840	320	13,993	8,463	5,714	13,575	4,996	5,787	4,147	384	(320)

11/1/2010	6/30/2011	$7,619.46	$7,032.26	$22,028.75	$13,323.04	$8,995.37	$21,370.70	$8,302.02	$0.00	$0.00	$0.00		$88,671.60

8/1/2011	10/31/2011	$7,619.46	$503.77	$22,028.75	$13,323.04	$8,995.37	$21,370.70	$8,302.02	$9,616.45	$6,528.49	$638.11		$98,926.16
11/1/2011	3/31/2012	$7,848.05	$518.88	$22,689.63	$13,722.74	$9,265.24	$22,011.84	$8,551.08	$9,904.94	$6,724.35	$657.25		$101,894.02
4/1/2012	10/31/2012	$7,848.05	$518.88	$22,689.63	$13,722.74	$9,265.24	$22,011.84	$8,551.08	$9,904.94	$6,724.35	$657.25	($518.88)	$101,375.14
11/1/2012	10/31/2013	$8,083.49	$534.45	$23,370.32	$14,134.43	$9,543.20	$22,672.20	$8,807.67	$10,202.16	$6,926.09	$676.97	($534.45)	$104,416.52
11/1/2013	10/31/2014	$8,326.00	$550.48	$24,071.42	$14,558.46	$9,829.49	$23,352.36	$9,071.84	$10,508.15	$7,133.87	$697.28	($550.48)	$107,548.87
11/1/2014	10/31/2015	$8,575.78	$566.99	$24,793.57	$14,995.21	$10,124.38	$24,052.93	$9,344.00	$10,823.40	$7,347.88	$718.19	($566.99)	$110,775.35
11/1/2015	10/31/2016	$8,833.05	$584.00	$25,537.37	$15,445.06	$10,428.11	$24,774.51	$9,624.32	$11,148.11	$7,568.32	$739.74	($584.00)	$114,098.58
11/1/2016	10/31/2017	$9,098.04	$601.52	$26,303.48	$15,908.41	$10,740.95	$25,517.74	$9,913.05	$11,482.55	$7,795.36	$761.93	($601.52)	$117,521.51
11/1/2017	10/31/2018	$9,370.98	$619.57	$27,092.59	$16,385.67	$11,063.18	$26,283.28	$10,210.44	$11,827.02	$8,029.23	$784.79	($619.57)	$121,047.19
11/1/2018	10/31/2019	$9,652.11	$638.16	$27,905.37	$16,877.23	$11,395.07	$27,071.78	$10,516.75	$12,181.83	$8,270.10	$808.33	($638.16)	$124,678.59
11/1/2019	4/30/2020	$9,941.68	$657.30	$28,742.54	$17,383.56	$11,736.93	$27,883.94	$10,832.25	$12,547.28	$8,518.21	$832.58	($657.30)	$128,418.98

Schedule 1, Page 1